UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.     )

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GLOBALSTAR, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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GLOBALSTAR, INC.

300 Holiday Square Blvd.
Covington, LA 70433

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To be Held May 28, 2015

Dear Stockholder:

It is my pleasure to invite you to attend the 2015 Annual Meeting of Stockholders of Globalstar, Inc.

The meeting will be held at our headquarters at 300 Holiday Square Blvd., Covington, LA 70433 at 10 a.m. Central Time on May 28, 2015.  At the meeting, you will be asked to:

(1)	Elect William A. Hasler and James Monroe III as our two Class C Directors;

(2)	Ratify the selection of Crowe Horwath LLP as our independent certified public accounting firm for the year ending December 31, 2015; and

(3)	Consider any other matters that may properly be brought before the meeting.

We are pleased to take advantage of Securities and Exchange Commission rules that allow us to furnish our proxy materials via the Internet. As a result, we are sending our stockholders a Notice of Internet Availability of Proxy Materials instead of a paper copy of this proxy statement and our 2014 Annual Report. The Notice contains instructions on how to access and review those documents using the Internet. The Notice also instructs you on how to submit your proxy using the Internet or by phone. If you would like to receive a printed copy of our proxy materials, you should follow the instructions for requesting them included in the Notice.

Your vote is important.  To ensure that your shares are voted at the meeting, we encourage you to act promptly.

We look forward to seeing you at the meeting.

Sincerely,
James Monroe III
Executive Chairman of the Board and Chief Executive Officer

Covington, Louisiana
April 17, 2015

Important Notice Regarding the Availability of Proxy Materials for the
Stockholder Meeting to Be Held on May 28, 2015
The proxy statement and annual report are available at www.globalstar.com.

TABLE OF CONTENTS

Information about the Meeting, Voting and Attendance	1
Security Ownership of Principal Stockholders and Management	3
Discussion of Proposals to be Voted On	4
Proposal 1: Election of Directors	4
Proposal 2: Ratification of Independent Registered Public Accounting Firm	7
Information about the Board and its Committees	8
Compensation of Directors	12
Executive Officers	12
Compensation of Executive Officers	12
Compensation Discussion and Analysis	12
Compensation Tables	14
Other Information	18

PROXY STATEMENT

GLOBALSTAR, INC.
Annual Meeting of Stockholders
May 28, 2015

 INFORMATION ABOUT THE MEETING, VOTING AND ATTENDANCE
We are providing you with this proxy statement and the related form of proxy because our Board of Directors (the “Board”) is soliciting your proxy to vote your stock at our 2015 Annual Meeting of Stockholders (the “Annual Meeting”).  At the Annual Meeting, stockholders will be asked to elect two Class C Directors, ratify the selection of Crowe Horwath LLP as our independent certified public accounting firm, and consider any other matters that may properly be brought before the meeting.  You are invited to attend the Annual Meeting, where you may vote your stock in person.  However, whether or not you attend the Annual Meeting, you may vote by proxy as described on the next page.
We expect to begin mailing the proxy materials on or about April 17, 2015 to stockholders of record at the close of business on April 8, 2015 (the “Record Date”).
Who Can Vote
Only holders of our voting common stock at the close of business on the Record Date are entitled to vote at the Annual Meeting.  On the Record Date, there were 869,634,735 shares of voting common stock outstanding and entitled to vote.  Each share of voting common stock that you owned as of the Record Date entitles you to one vote on each matter to be voted on at the Annual Meeting.  Holders of our nonvoting common stock are not entitled to vote those shares at the Annual Meeting and will not be included in determining whether a quorum is present or the number of votes required for passage of matters at the Annual Meeting.  Unless the context otherwise requires, references to common stock in this proxy statement mean our voting common stock.
In accordance with the rules of the Securities and Exchange Commission (“SEC”), instead of mailing a printed copy of our proxy materials to each stockholder of record, we may furnish our proxy materials, including this proxy statement and our 2014 annual report to stockholders, by providing access to these documents on the Internet. Generally, stockholders will not receive printed copies of the proxy materials unless they request them.
We have mailed a Notice of Annual Meeting of Stockholders and Internet Availability of Proxy Materials (“Notice”) to registered stockholders. The Notice provides instructions to registered stockholders for accessing our proxy materials and for voting their shares of common stock on the Internet. If you are a registered stockholder and prefer to receive a paper or email copy of our proxy materials, you should follow the instructions provided in the Notice for requesting those materials.
Stockholders of record can vote before or at the Annual Meeting in any one of the four ways described below. When you vote on the Internet or by telephone or proxy card, you are authorizing the persons named on the proxy form (the management proxies) to vote your shares in the manner you direct.

•	By Internet – You may vote on the Internet at www.proxyvote.com. The Notice sent to you describes how to do this.

•
By Telephone – You can vote by telephone only if you request and receive a paper copy of the proxy materials and proxy card. The Notice describes how to do this; you must make your request for materials by May 14, 2015.

•
By Mail – You can vote by mail only if you request and receive a paper copy of the proxy materials and proxy card. The Notice provides instructions on how to do this; you must make your request for materials by May 14, 2015. You then vote by completing, signing, dating, and timely returning a proxy card.

•	In Person – You may come to the Annual Meeting and cast your vote there.
For beneficial stockholders (with shares held in street name) the Notice, which has been forwarded to you by your broker, bank or other holder of record (nominee), directs you to the Internet site where you will find our proxy materials. Your nominee has also provided instructions on how you may request a paper or email copy of our proxy materials and how you may provide voting instructions to your nominee.

 Voting Authority of Management Proxies
 Whether you hold your shares of record or in street name, your proxy vote authorizes the management proxies to vote as directed by you. If you are a stockholder of record and you send in a properly executed proxy card without specific voting instructions, your shares of common stock represented by the proxy will be voted as recommended by the Board, namely:

1.	FOR the election of the two nominees for director named in this proxy statement; and

2.	FOR the ratification of the appointment of our independent certified public accounting firm.
Our Chairman and controlling stockholder, Mr. James Monroe III, has informed us that he intends to vote, on behalf of himself and the entities he controls, in favor of the two proposals. This assures approval of the proposals in accordance with the Board’s recommendations.
Other Business — We are not aware of any other matter that is expected to be acted on at the Annual Meeting.
 Effect of Not Casting Your Vote
If you are a stockholder of record no votes will be cast on your behalf on any of the items of business at the Annual Meeting unless you submit a proxy or vote at the meeting.
If you hold shares in street name, you must give instructions to your nominee on how you would like your shares to be voted. If you do not provide any instructions, your nominee can vote your shares only on “routine” items, such as the ratification of the appointment of our independent registered public accounting firm. The election of directors is not considered a “routine” item. Thus, if a nominee holds your shares and you do not instruct the nominee how to vote in the election of directors, your shares will not be voted in the election for directors on your behalf.
How to Change or Revoke Your Proxy Vote
 Shares Held of Record — If you give Internet or telephonic voting instructions or send in a proxy card and later want to change or revoke your vote, you may do so at any time provided that your instructions are received before voting closes for the method you select or if you vote at the meeting.  You may change or revoke your vote in any of the following ways:

•	giving new voting instructions on the Internet or by telephone, or by mailing new voting instructions to us on a proxy card with a later date;

•	by notifying our Corporate Secretary in writing (at the mailing address listed on page 21) that you have revoked your proxy; or

•	by voting in person at the Annual Meeting.
Shares Held in “Street Name” — You should follow the instructions given to you by your broker or nominee on how to change or revoke your vote.
 You may use any of these methods to change your vote, regardless of the method previously used to submit your vote.  The inspector of election for the meeting will count only the most recent vote received before the deadlines set forth in the voting instructions.
 How to Vote Shares in Our Employee Benefit Plans
 If you hold common stock in our Employee Stock Purchase Plan (“ESPP”), you cannot vote your shares directly. The trustee for the ESPP will vote the shares held in the plan. You will receive a voting instruction card from the trustee, which will provide voting instructions. If you provide voting instructions, the trustee will vote your shares in the ESPP as you direct. If you do not provide voting instructions, your shares in the ESPP will not be voted.
Holders of stock options or unvested restricted stock issued under our 2006 Equity Incentive Plan cannot vote the shares issuable upon exercise or vesting until those shares are issued.

Quorum Requirement
A quorum of stockholders is necessary to hold a valid meeting. A quorum will exist if holders of a majority (434,817,369) of the shares of common stock entitled to vote at the meeting are present in person or by proxy.  Abstentions, broker non-votes and votes withheld from director nominees count as shares of common stock present at the meeting for purposes of establishing a quorum.
Method and Cost of Soliciting Proxies
We have asked banks, brokers and other financial institutions, nominees and fiduciaries to forward our proxy material to beneficial owners and to obtain authority to execute proxies on their behalf, and we will reimburse them for their expenses in doing so.  Proxies also may be solicited by our management, without additional compensation, through the mail, in person, or by telephone or electronic means.
Admission to the Meeting
We reserve the right to limit admission to the Annual Meeting to our stockholders of record, persons holding valid proxies from our stockholders of record and beneficial owners of our common stock.  If your common stock is registered in your name, we may verify your ownership at the meeting in our list of stockholders as of the Record Date.  If your common stock is held through a broker or a bank, you should bring to the meeting proof of your beneficial ownership of the stock.  This could consist of, for example, a bank or brokerage firm account statement that shows your ownership as of the Record Date or a letter from your bank or broker confirming your ownership as of the Record Date.
SECURITY OWNERSHIP OF PRINCIPAL STOCKHOLDERS AND MANAGEMENT
The following table shows (i) the number of shares of common stock beneficially owned as of the Record Date by each director and nominee for director, by each current executive officer named in the Summary Compensation Table, and by all directors, nominees and current executive officers as a group and (ii) all the persons who were known to be beneficial owners of five percent or more of our voting common stock, our only voting securities, on April 8, 2015 based upon 869,634,735 shares of voting common stock and 134,008,656 shares of nonvoting common stock outstanding as of that date.  Holders of our voting common stock are entitled to one vote per share.

	Amount and Nature of
	Beneficial Ownership
	Common Stock
		Percent
Name of Beneficial Owner(1)	Shares	of Class
James Monroe III FL Investment Holdings, LLC Thermo Funding II LLC Globalstar Satellite, L.P.(2)	660,996,723	63.43%
William A. Hasler (3)	632,222	*
John Kneuer (4)	517,722	*
James F. Lynch (5) Thermo Investments II LLC	12,923,358	1.49%
J. Patrick McIntyre (6)	820,205	*
Richard S. Roberts (7)	573,022	*
Rebecca S. Clary (8)	157,100	*
L. Barbee Ponder (9)	68,138	*
All directors and current executive officers as a group (8 persons) (1)(2)(3)(4)(5)(6)(7)(8)(9)(10)	676,688,490	64.75%

*Less than 1% of outstanding shares.

1.
“Beneficial ownership” is a technical term broadly defined by the Securities and Exchange Commission (“SEC”) to mean more than ownership in the usual sense.  Stock is “beneficially owned” if a person has or shares the power (a) to vote it or direct its vote or (b) to sell it or direct its sale, even if the person has no financial interest in the stock.  Also, stock that a person has the right to acquire, such as through the exercise of options or warrants or the conversion of notes, within 60 days is considered to be “beneficially owned.”  These shares are deemed to be outstanding and beneficially owned by the person holding the derivative security for the purpose of computing the percentage ownership of that person, but they are not treated as outstanding for the purpose of computing the percentage ownership of any other person. Unless otherwise noted, each person has full voting and investment power over the stock listed.

2.
The address of Mr. Monroe, FL Investment Holdings, LLC, Globalstar Satellite, L.P. and Thermo Funding II LLC is 1735 Nineteenth Street, Denver, CO 80202.  This number includes 38,640,750 shares held by FL Investment Holdings, LLC, 449,336,893 shares held by Thermo Funding II LLC, and 618,558 shares held by Globalstar Satellite, L.P. Under SEC rules noted in footnote 1, Mr. Monroe also beneficially owns 200,000 shares issuable pursuant to vested options; 134,008,656 shares issuable to Thermo Funding II LLC upon conversion of our nonvoting common stock held by it; and 38,191,866 shares issuable to Thermo Funding II LLC upon exercise of certain warrants.  The terms of the nonvoting common stock and the warrants prohibit conversions and exercises if the resulting ownership for Thermo entities and affiliates would represent 70% or more of our outstanding voting stock.  Mr. Monroe controls, either directly or indirectly, each of Globalstar Satellite, L.P., FL Investment Holdings, LLC and Thermo Funding II LLC and, therefore, is deemed the beneficial owner of the common stock held by these entities.

3.	Includes 622,222 shares of common stock that he may acquire upon the exercise of currently exercisable stock options.
4.	Includes 437,222 shares of common stock that he may acquire upon the exercise of currently exercisable stock options.
5.
Includes 522,222 shares of common stock that he may acquire upon the exercise of currently exercisable stock options. Also includes 12,371,136 shares held by Thermo Investments II LLC, which have been pledged as collateral.

6.	Includes 722,222 shares of common stock that he may acquire upon the exercise of currently exercisable stock options.
7.	Includes 522,222 shares of common stock that he may acquire upon the exercise of currently exercisable stock options.
8.	Includes 128,200 shares of common stock that she may acquire upon the exercise of currently exercisable stock options.
9.	Includes 63,200 shares of common stock that he may acquire upon the exercise of currently exercisable stock options.
10.
Includes 3,217,510 shares of common stock that may be acquired upon the exercise of currently exercisable stock options. Excludes options to purchase shares of common stock that become exercisable more than 60 days after the Record Date.

Section 16(a) Beneficial Ownership Reporting Compliance
Section 16(a) of the Securities Exchange Act of 1934 requires our executive officers and directors and persons who own more than 10% of any class of our equity securities to file forms with the SEC reporting their ownership and any changes in their ownership of those securities.  These persons also must provide us with copies of these forms when filed.  Based on a review of copies of those forms, our records, and written representations from our directors and executive officers that no other reports were required, we believe that all Section 16(a) filing requirements were complied with during and for 2014 except for one transaction by Mr. Kneuer that was reported late.
DISCUSSION OF PROPOSALS TO BE VOTED ON
PROPOSAL 1:  ELECTION OF DIRECTORS
Our bylaws provide for a Board of seven members.  The Board currently consists of six members.
Our Board is divided into three classes, with staggered three-year terms.  Each of Class A, B and C consists of two directors.  The terms of the directors of each class expire at the annual meetings of stockholders to be held in

2015 (Class C), 2016 (Class A), and 2017 (Class B).  At each annual meeting of stockholders, one class of directors will be elected for a term of three years to succeed the directors whose terms are expiring.  The current Directors are:  Class A – J. Patrick McIntyre and Richard S. Roberts; Class B – John M. R. Kneuer and James F. Lynch; and Class C – William A. Hasler and James Monroe III.
Upon recommendation of the Nominating and Governance Committee, the Board has nominated William A. Hasler and James S. Monroe III for election as Class C Directors at the Annual Meeting. The nominations rest, in part, on each nominee’s business experience, qualifications, skills and attributes described below. Each of these nominees has consented to being named in this proxy statement and has agreed to serve if elected.  If you elect them, they will hold office until the annual meeting to be held in 2018 or until their successors have been elected and qualified.  The Board is not aware of any reason why either nominee would be unable to serve as a director if elected. If prior to the Annual Meeting either nominee should become unable to serve as a director, the management proxies may vote for another nominee proposed by the Board, although proxies may not be voted for more than two nominees.  If any director resigns, dies or is otherwise unable to serve out his term, or if the Board increases the number of directors, the Board may fill the vacancy for the balance of that director’s term.  Under our Bylaws, only the Board may fill vacancies on the Board.
Information about Nominees for Director
The nominees for election as Class C Directors are as follows:
Class C

Current
Name, Age, and	Committee
Tenure As Director	Memberships	Current Occupation and Employment Background

William A. Hasler Age 73 Director since July 2009 Term Expires in 2015	Audit (Chair)
Mr. Hasler served from 1984 to July 1991 as Vice Chairman of KPMG Peat Marwick, an international public accounting firm, from July 1991 to July 1998 as Dean of the Haas School of Business, University of California, Berkeley, and from July 1998 to July 2004 as Co-Chief Executive Officer of Aphton Corp., a biotechnology firm.  He is a Certified Public Accountant. Mr. Hasler currently serves as a director of Aviat Networks and Rubicon Ltd., and during the past five years has served as a director of DiTech Networks Corp., Mission West Properties, the Schwab Funds, Selectron Corp., and Tousa Inc.
Mr. Hasler has an extensive financial background and financial reporting expertise.  Due to his financial leadership roles on other public company boards, he is well-suited to be both one of our directors and Chair of our Audit Committee.

James Monroe III Age 60 Director since December 2003 Term Expires in 2015	Compensation (Chair)
Mr. Monroe has served in an executive capacity as our Chairman of the Board since April 2004.  He was our Chief Executive Officer from January 2005 until July 2009 and reassumed that position in July 2011.  Since 1984, Mr. Monroe has been the majority owner of a diverse group of privately owned businesses that have operated in the fields of telecommunications, real estate, power generation, industrial equipment distribution, financial services and leasing services and that are sometimes referred to collectively in this proxy statement as “Thermo.”  Mr. Monroe controls directly or indirectly FL Investment Holdings, LLC, Globalstar Satellite, L.P. and Thermo Funding II LLC.
In addition to being our primary financial sponsor, Mr. Monroe brings his long-term experience in investment, financing and the telecom and other industries to the Board.

Information about Continuing Directors
Class A

Current
Name, Age, and	Committee
Tenure As Director	Memberships	Current Occupation and Employment Background

J. Patrick McIntyre Age 59 Director since May 2007 Term Expires in 2016	Audit; Compensation; Nominating and Governance
Mr. McIntyre has, since May 2009, served as Chairman and Chief Executive Officer of ET Water, an early stage technology company in the commercial irrigation market, and since February 2009 has served as Chairman of Big Fish America, LLC, a private investment company that owns Northland Fishing Tackle. From January 2007 to March 2009, Mr. McIntyre was President and Chief Operating Officer of Lauridsen Group Incorporated, a privately owned holding company that owns and operates numerous businesses involved in the global development, manufacturing and selling of functional proteins.  From June 2003 until December 2006, he was Chief Executive Officer of Pure Fishing, a global producer of sport fishing equipment, and he was Worldwide Managing Director of Pure Fishing from February 1996 until his promotion to Chief Executive Officer.
Mr. McIntyre’s extensive experience in consumer products and global business development provides important insight in the launch and expansion of our products and services.

Richard S. Roberts Age 69 Director since April 2004 Term Expires in 2016	Nominating and Governance (Chair)
Mr. Roberts has served as our Corporate Secretary since April 2004 and as Vice President and General Counsel of Thermo Development Inc., the management company of many Thermo businesses, since June 2002.  Prior to that he was, for over 20 years, a partner of Taft Stettinius & Hollister LLP, a law firm whose principal office is located in Cincinnati, Ohio.  Mr. Roberts is a limited partner of Globalstar Satellite, L.P.
Mr. Roberts brings to the Board his broad understanding of legal and regulatory issues and corporate governance, based on over 30 years of experience.

Class B

Current
Name, Age, and	Committee
Tenure As Director	Memberships	Current Occupation and Employment Background

John M. R. Kneuer Age 46 Director since February 2011 Term Expires in 2017	Audit; Compensation
Mr. Kneuer is currently President of JKC Consulting and a Senior Partner of Fairfax Media Partners, LLC.  From October 2003 to November 2007, Mr. Kneuer served first as the Deputy Assistant Secretary, and then as the Assistant Secretary of Commerce for Communications and Information. As Assistant Secretary, Mr.  Kneuer was the principal advisor to the President of the United States on telecommunications policy and the Administrator of the National Telecommunications and Information Administration.
Mr. Kneuer provides the Board with strong knowledge and insight into telecommunications regulation in the United States and abroad.

James F. Lynch Age 57 Director since December 2003 Term Expires in 2017
Mr. Lynch has been Managing Partner of Thermo Capital Partners, L.L.C., a private equity investment firm, since October 2001.  Mr. Lynch also serves as Executive Chairman and CEO of Fiberlight, LLC, a facilities-based provider of metropolitan fiber-optic network infrastructure and high-bandwidth connectivity solutions.  Mr. Lynch served as Chairman of Xspedius Communications, LLC, a competitive local telephone exchange carrier, from January 2005 until its acquisition by Time Warner Telecom in October 2006 and as Chief Executive Officer of Xspedius from August 2005 to March 2006.  Prior to joining Thermo, Mr. Lynch was a Managing Director at Bear Stearns & Co.  Mr. Lynch is a limited partner of Globalstar Satellite, L.P.
Mr. Lynch brings extensive financial management experience, especially in the telecom industry, to the Board.

Vote Required to Elect Directors
The two nominees who receive the highest number of votes cast (a plurality) will be elected as directors.  There is no provision for cumulative voting in the election of directors.  If you do not vote for a particular nominee, or if you indicate “against” to vote for a particular nominee, your vote will not count “for” the nominee.  “Abstentions” and “broker non-votes” will not count as a vote cast with respect to that nominee’s election.  However, as described earlier in this proxy statement, in these cases your vote will be counted for purposes of determining the existence of a quorum.
Board Recommendation
The Board recommends that stockholders vote FOR the election of the two Class C director nominees.
PROPOSAL 2:  RATIFICATION OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTING FIRM
The Board desires to obtain from the stockholders an indication of their approval or disapproval of the appointment by the Audit Committee of Crowe Horwath LLP as our independent auditors for 2015.
Crowe Horwath has served as our independent auditors beginning with the audit of the year ended December 31, 2005. We have been informed that neither Crowe Horwath nor any of its partners has any direct financial interest or any material indirect financial interest in Globalstar and during the past three years has not had any connection therewith in the capacity of promoter, underwriter, director, officer or employee.
One or more representatives of Crowe Horwath will be present at the meeting, will have an opportunity to make a statement if they desire and will be available to respond to appropriate questions.

If the resolution is defeated, the adverse vote will be considered a direction to the Audit Committee to select other auditors for 2016. The appointment for the year 2015 will be permitted to stand unless the Audit Committee becomes aware of other reasons for changing independent auditors other than at the end of a fiscal year.
Vote Required to Ratify the Appointment of Crowe Horwath
The affirmative vote of the holders of a majority of the shares of common stock represented, in person or by proxy, and entitled to vote at the meeting is required to ratify the appointment of Crowe Horwath.
Board Recommendation
The Board recommends that stockholders vote FOR ratification of the appointment of Crowe Horwath as our independent registered public accounting firm for the year ending December 31, 2015.
INFORMATION ABOUT THE BOARD AND ITS COMMITTEES
Board Governance, Meetings and Attendance at Meetings
Our Board has three standing committees: Audit, Compensation, and Nominating and Governance.  The Board established these committees in October 2006, at which time it also adopted a charter for each standing committee. The Board has also maintained, since 2012, a Committee of Independent Directors currently comprised of Messrs. Hasler, Kneuer, and McIntyre, as Chairman. This committee has full and exclusive authority to act with respect to all matters that involve transactions between the Company and Mr. Monroe or any of his affiliates.
We have a Code of Conduct that is applicable to all employees, including executive officers, as well as to directors to the extent relevant to their service as directors. The committee charters and Code of Conduct are available on our website at www.globalstar.com by clicking on “Investors” and “Corporate Governance.”  You may request a copy of any of these documents to be mailed to you as described on page 21 of this proxy statement. We will post any amendments to, or waivers from, the Code of Conduct that apply to our principal executive and financial officers on our website. At the date of this proxy statement, no such waivers have been requested or granted.
The Thermo companies listed under Security Ownership of Principal Stockholders and Management hold stock representing a majority of our voting power.  As a result, we are a “controlled company” for purposes of the NYSE MKT rules and are not required to have a majority of independent directors on the Board or to comply with the requirements for compensation and nominating/governance committees.  However, we are subject to all other NYSE MKT corporate governance requirements, including the rule requiring that the audit committee be composed entirely of independent directors.
The Board has determined that Messrs. Hasler, Kneuer and McIntyre are independent directors as defined in Rule 10A-3 under the Securities Exchange Act of 1934 and in the NYSE MKT rules.  This determination was based on the absence of any relationship known to the Board between Messrs. Hasler, Kneuer or McIntyre and us (other than as a director and stockholder), and on the Board’s conclusion that the relationship described below does not affect the independence of any of them as a Director.
Messrs. Hasler and McIntyre are directors of ET Water, a privately held company of which Mr. McIntyre is the Chairman and Chief Executive Officer.
During 2014, the Board held ten meetings and took action by unanimous written consent three times.  Each director serving on the Board in 2014 attended at least 75% of the meetings of the Board and of each committee on which he served.
We do not have a specific policy regarding director attendance at the Annual Meeting. Messrs. Monroe and Roberts attended the 2014 Annual Meeting.
Leadership Structure
From our initial public offering in November 2006 until July 2009, Mr. Monroe served as our Chairman and Chief Executive Officer.  Although the Board intended to separate the positions prior to July 2009, Mr. Monroe continued his dual service to concentrate on the strategic and financing issues we faced. In July 2009, the Board, with input from Mr. Monroe, changed our leadership structure with the appointment of a Chief Executive Officer, resulting in split positions for the Chief Executive Officer and Chairman of the Board. Mr. Monroe resumed the role of Chief Executive Officer in July 2011. The Board determined that the dual service was appropriate given the Company’s goal of reducing expenses and focusing on strategic guidance.
Board’s Role in Risk Oversight
The Board has determined that the role of risk oversight will remain with the full Board rather than having responsibility delegated to a specific committee, although the Audit Committee continues its focus on accounting and financial risks.  Our executive officers evaluate and manage day-to-day risks and report regularly to the Board on such matters.
Audit Committee
The current members of the Audit Committee are Messrs. Hasler, Kneuer and McIntyre.  Mr. Hasler serves as Chairman, and the Board has determined that he is an “audit committee financial expert” as defined by SEC rules.
The principal functions of the Audit Committee include:

•	appointing and replacing our independent registered public accounting firm;

•	approving all fees and all audit and non-audit services of the independent registered public accounting firm;

•	annually reviewing the independence of the independent registered public accounting firm;

•	assessing annual audit results;

•	periodically reassessing the effectiveness of the independent registered public accounting firm;

•	reviewing our financial and accounting policies and its annual and quarterly financial statements;

•	reviewing the adequacy and effectiveness of our internal accounting controls and monitoring progress for compliance with Section 404 of the Sarbanes-Oxley Act;

•	overseeing our programs for compliance with laws, regulations and company policies;

•	approving all related person transactions not otherwise designated to the Committee of Independent Directors;

•	considering any requests for waivers from our Code of Conduct for senior executive and financial officers (any such waivers being subject to Board approval); and

•	in connection with the foregoing, meeting with our independent registered public accounting firm and financial management.
The Audit Committee has furnished the following report for inclusion in this proxy statement.
Audit Committee Report for 2014
In addition to other activities, the Audit Committee:

•	reviewed and discussed with management the Company’s audited financial statements for 2014;

•
discussed with Crowe Horwath LLP, the Company’s independent registered public accounting firm, the matters required to be discussed by accounting and PCAOB standards, including significant accounting policies, management’s judgments and accounting estimates, and Crowe Horwath’s judgments about the quality of the Company’s accounting principles as applied in its financial reporting; and

•
received the written disclosures and the letter from Crowe Horwath required by the applicable requirements of the PCAOB regarding the independent accountant’s communications with the Audit Committee concerning the accountant’s independence from the Company and its subsidiaries, and discussed with Crowe Horwath their independence.

Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements for the year ended December 31, 2014 be included in the Company’s Annual Report on Form 10-K for filing with the Securities and Exchange Commission.

April 14, 2015	William A. Hasler, Chair
John M. R. Kneuer
J. Patrick McIntyre, Jr.

Compensation Committee
The current members of the Compensation Committee are Messrs. Monroe, McIntyre and Kneuer. Mr. Monroe serves as Chairman.  The principal functions of the Compensation Committee include:

•	reviewing and approving corporate goals and objectives relevant to the compensation of our executive officers in light of business strategies and objectives;

•	reviewing and recommending to the Board all compensation of our chief executive officer and other executive officers;

•
administering our incentive compensation plans, including the 2006 Equity Incentive Plan, and, in this capacity, approving or recommending to the Board all grants or awards to our directors, executive officers and other eligible participants under these plans; and

•	reviewing annually, without Mr. Monroe’s participation, the total business expense reimbursements paid to Thermo during the review period.
As indicated above, the Compensation Committee is responsible for approving or recommending to the Board the compensation of each of our executive officers.  (Director compensation is established by the Board, based upon recommendations of the Chief Executive Officer.)  The Compensation Committee may delegate tasks to a subcommittee for any purpose and with such power and authority as the Compensation Committee deems appropriate from time to time. Currently, it has delegated to Mr. Monroe the review of corporate goals, objectives and compensation related to executive officers other than himself.  The Committee has also designated Mr. Monroe and Mr. Roberts to act as officer-administrators by approving actions on behalf of the Committee to implement existing compensation awards under the 2006 Equity Incentive Plan.  Only the Compensation Committee or the Board may grant awards under this Plan to executive officers and directors, or make decisions regarding such awards.
Mr. Monroe makes decisions on all components of compensation for all employees of vice president level and below and reviews manager level employees and below for bonus and equity awards based upon input from executive officers in charge of each business unit.  Mr. Monroe does not receive a salary from us and, notwithstanding his position as Executive Chairman and Chief Executive Officer, generally does not participate in any of our incentive compensation plans.
The Compensation Committee meets in person as often as it determines necessary to discharge its responsibilities, which it expects to be approximately twice a year.  The Committee may hold follow-up conference calls and act by written consent between its regularly scheduled meetings.  In 2014, the Compensation Committee held two meetings and acted two times by unanimous written consent.  Unless a later date is specified, the date of grant of any award made by unanimous written consent is the date on which the last consent is received by our Corporate Secretary.
Under its charter, the Committee has the authority to retain and terminate a compensation consultant, but has not retained one.
The Compensation Committee has furnished the following report for inclusion in this proxy statement.
Compensation Committee Report for 2014
The undersigned comprise the members of the Compensation Committee of the Company’s Board of Directors.
The Committee has reviewed and discussed the Compensation Discussion and Analysis presented below with the Company’s management.  Based upon that review and those discussions, the Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.

April 14, 2015	James Monroe III, Chair
John M. R. Kneuer
J. Patrick McIntyre, Jr.

 Nominating and Governance Committee
The current members of the Nominating and Governance Committee are Messrs. Roberts and McIntyre. Mr. Roberts serves as Chairman.  The principal functions of the Nominating and Governance Committee include:

•	identifying and recommending to the Board qualified candidates to fill vacancies on the Board;
•	recommending to the Board candidates to be nominated for election as directors at annual meetings of stockholders;
•	considering stockholder suggestions for nominees for director;
•	making recommendations to the Board regarding corporate governance matters and practices;
•	reviewing and making recommendations to the Board regarding director compensation; and
•	reviewing public policy matters of importance to our stockholders, including oversight of our corporate responsibility program.
 The Nominating and Governance Committee met once and took no action by written consent in 2014.  We do not currently employ an executive search firm, or pay a fee to any other third party, to locate or evaluate qualified candidates for director positions.  In the past, recommendations for new director nominees were made by existing independent directors.  The Board and the Nominating and Governance Committee believe that the minimum qualifications (whether recommended by a stockholder, management or the Board) for serving as a director are that a nominee demonstrate, by significant accomplishment in his or her field, an ability to make a meaningful contribution to the Board’s oversight of our business and have an impeccable record and reputation for honest and ethical conduct in both his or her professional and personal activities. The Board has not adopted a specific policy with regard to board diversity.
Because Mr. Monroe controls the election of all directors, the Board has not established formal procedures for stockholders to submit director recommendations; however, such recommendations may be sent by US Postal Service mail to the Nominating and Governance Committee, c/o Corporate Secretary, 300 Holiday Square Blvd., Covington, Louisiana 70433 or by e-mail to corporate.secretary@globalstar.com, and should be sent by not later than December 31 of the year before the year in which the director candidate is recommended for election.  If we were to receive such a recommendation of a candidate from a stockholder, the Nominating and Governance Committee would consider the recommendation in the same manner as all other candidates.  In considering candidates submitted by stockholders, the Nominating and Governance Committee will take into consideration the needs of the Board and the qualifications of the candidate.  We did not receive any recommendations of candidates from stockholders during 2014.
Communicating with the Board of Directors or with Individual Directors
The Board has adopted a process for our stockholders to send communications to the Board or any management or non-management director.  Correspondence should be addressed to the Board or any individual director(s) or group or committee of directors either by name or title.  All such correspondence should be sent c/o Corporate Secretary to us by US Postal Service mail at 300 Holiday Square Blvd., Covington, Louisiana 70433.
All communications received as set forth in the preceding paragraph will be opened by the office of the Secretary for the sole purpose of determining whether the contents represent a message to the directors.  Any contents that are not in the nature of promotion of a product or service, advertising, or patently offensive will be forwarded promptly to the addressee(s), but any communication also will be available to any director who requests it.

COMPENSATION OF DIRECTORS
Our directors did not receive any cash or equity awards as compensation during 2014. In August 2013, each director, other than Mr. Monroe, received options to purchase 200,000 shares of common stock that are subject to decreasing incremental risk of forfeiture until August 2016 based on continued service as a director. These options were designed to provide compensation over the three-year period.
EXECUTIVE OFFICERS
The current executive officers of the Company are James Monroe III, Executive Chairman and Chief Executive Officer; Rebecca S. Clary, Vice President and Chief Financial Officer; L. Barbee Ponder IV, Vice President of Regulatory Affairs and General Counsel; and Richard S. Roberts, Corporate Secretary. Information about Messrs. Monroe and Roberts is given above under “Proposal 1: Election of Directors.”
Rebecca S. Clary, age 36, has been our Vice President and Chief Financial Officer since August 2014. She served as our Chief Accounting Officer from January 2013 to August 2014 and as Corporate Controller from June 2011 to January 2013. Prior to joining Globalstar, she was a manager with PricewaterhouseCoopers LLP in its U.S. Audit and Assurance Services Practice. Ms. Clary is a Certified Public Accountant.
L. Barbee Ponder IV, age 48, has been our General Counsel and Vice President of Regulatory Affairs since July 2010. He owned and operated a private company with timber, sand and gravel, and oil and gas interests from 2005 to July 2010. Mr. Ponder served in various Regulatory Counsel positions for BellSouth Corporation from 1996 to 2005.  Prior to joining BellSouth, Mr. Ponder practiced with the Jones Walker law firm in New Orleans, where he specialized in commercial litigation including class action defense.
COMPENSATION OF EXECUTIVE OFFICERS
Compensation Discussion and Analysis
The following Compensation Discussion and Analysis (CD&A) should be read in conjunction with the compensation tables beginning on page 14. Our named executive officers for 2014 were:

•	James Monroe III, Chief Executive Officer

•	Rebecca S. Clary, Vice President and Chief Financial Officer

•	L. Barbee Ponder IV, General Counsel and Vice President Regulatory Affairs

•	Anthony J. Navarra, President, Space Operations, until his retirement in October 2014

•	Frank J. Bell II, President of Global Sales and Marketing, until he ended his employment in April 2014
Overview
Our compensation program for executive officers is intended to:

•	provide each officer with a conservative base salary; and

•	create an incentive for retention and achievement of our long-term business goals using a sizeable, multi-year stock or option bonus program.
The Compensation Committee is responsible for evaluating the performance of, and reviewing and approving all compensation paid to, our executive officers, including those executive officers named on the Summary Compensation Table (the “named executive officers”).  To preserve the exemption from short swing liability under Section 16(b) of the Securities Exchange Act of 1934, the Board approves equity awards to all executive officers, including the named executive officers, and directors.
Results of 2014 Say-on-Pay Vote
In 2014, we provided our stockholders with the opportunity to provide a non-binding vote on executive compensation. At our 2014 Annual Meeting, 98% of the stockholders who voted on the “say-on-pay” proposal approved the compensation of our named executive officers. The Board determined after the 2011 Annual Meeting that it will hold an advisory vote on its named executive officer compensation every three years until the next vote on frequency, which is expected to occur at the 2017 Annual Meeting of Stockholders.

Compensation Philosophy
Our goal is to create performance-based compensation that motivates management to increase stockholder value.  Our current Executive Chairman and CEO receives no cash compensation. We compensate our other senior executive officers with a conservative base salary and incentivize them to remain with us through stock options and discretionary bonuses (which may be paid in cash or stock).  The Compensation Committee has not independently reviewed peer group or other market data in setting base salaries or incentive compensation for senior executives. Because our compensation programs are limited, we do not have policies regarding the allocation of compensation between short and long-term or cash and non-cash.
We do not believe that our compensation policies or practices are reasonably likely to have a material effect on us, due in part to the structure of our compensation programs and risk mitigation provided by Board oversight of significant business decisions.
Elements of Compensation
The principal elements of our compensation for the named executive officers are base salary, discretionary bonus, and the opportunity to receive equity awards pursuant to the Amended and Restated 2006 Equity Incentive Plan.
Base Salaries.  We have established base salaries according to each named executive officer’s position, responsibilities and performance.  All executive officers are at-will employees.
2014 Stock Grants. In 2014, the Committee granted 100,000 restricted stock units and 40,000 stock options to each of Ms. Clary and Mr. Ponder. Ms. Clary was also granted 40,000 stock options with her promotion. Each award vests over a three-year period and was designed to encourage retention. The Committee also granted Mr. Ponder 3,770 restricted stock units as a merit award, which vest over a one-year period. See the 2014 Grants of Plan-Based Awards table for additional information.
2014 Bonus Plan. The executive officers were eligible for an award under our 2014 bonus plan. Because our Adjusted EBITDA threshold of $25 million was not met, no amounts were paid under the plan. The plan does not provide for specific award opportunities for each executive officer. Each ultimate award is made in the discretion of the Compensation Committee, and may be paid in cash or stock. A similar plan is in place for 2015.
All Other Compensation. Beginning July 1, 2013, we contributed $0.50 for each $1.00 contributed to our 401(k) plan by all U.S. employees, up to 4% of the employee’s base salary.  In addition, Mr. Navarra was eligible for a benefit under a predecessor Retirement Plan.  This Plan has been frozen since 2002.
We provide limited perquisites to certain named executive officers consisting primarily of premiums for term life insurance policies and funding of flexible spending accounts.
We reimburse Thermo for third-party out-of-pocket expenses for transportation, lodging and meals incurred by Messrs. Monroe, Lynch and Roberts in connection with performing their services for us. These reimbursements are reviewed and approved for payment by our Chief Financial Officer at least once a year.  The Compensation Committee reviews the total reimbursement amount annually.  During 2014, we incurred Thermo related expenses of approximately $274,000.
Deductibility of Compensation.  Section 162(m) of the Internal Revenue Code prohibits us from taking an income tax deduction for any compensation in excess of $1 million per year paid to our chief executive officer or any of our other three most-highly compensated executive officers, unless the compensation qualifies as “performance-based” pay under a plan approved by stockholders.  We may or may not design future compensation programs so that all compensation above $1 million will be performance-based to permit deductibility.

2014 Summary Compensation Table
The table below summarizes, for 2014, 2013 and 2012, the compensation of our current principal executive officer, principal financial officer and other executive officers required to be included under SEC rules (collectively referred to as the “named executive officers”). Information for 2013 and 2012 is not provided for Ms. Clary as she was not a named executive officer in those years. Mr. Navarra retired from the Company in October 2014, but continues to provide consulting services in a non-executive capacity. Mr. Bell ended his employment with the Company on April 4, 2014.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)(1)	Change in Pension Value and Nonqualified Deferred Comp Earnings ($)	All Other Compensation ($)		Total ($)
James Monroe III	2014	—	—	—	—	—	—		—
Chief Executive Officer	2013	—	—	—	—	—	—		—
	2012	—	—	—	—	—	—		—

Rebecca Clary	2014	161,866	—	399,000	156,610	—	2,861	(2)	720,338
Vice President and Chief Financial Officer

L. Barbee Ponder IV	2014	211,792	—	419,727	61,422	—	3,891	(2)	696,832
General Counsel and Vice President of Regulatory Affairs	2013	329,626	—	29,728	80,100	—	2,287		441,741
	2012	250,000	50,000	20,000	—	—	—		320,000

Anthony J. Navarra	2014	312,586	—		—	35,239	27,090	(3)	374,915
Former President Space Operations	2013	387,861	—	21,500	64,800	—	7,288		481,450
	2012	337,440	—	20,000	—	20,390	9,788		387,618

Frank J. Bell II	2014	72,115	—	—	—	—	72,480	(4)	144,596
Former President of Global Sales and Marketing	2013	264,435	—	7,502	46,800	—	2,500		321,237
	2012	57,692	—	—	143,113	—	—		200,805

1.
Represents the aggregate grant date fair value computed consistent with FASB ASC Topic 718. For further discussion of our accounting policies for stock-based compensation and assumptions used in calculating the grant date fair value of stock-based compensation awards, see Note 14 to the Consolidated Financial Statements in our 2014 Annual Report on Form 10-K. The actual amount of compensation realized, if any, for option awards may differ from the amounts presented in the table. See Footnote 1 to the Outstanding Equity Awards at 2014 Fiscal Year-End Table for a description of the terms of these awards.

2.	Consists of matching contributions to 401(k) Plan.
3.	Consists of $3,115 of matching contribution to 401(k) Plan and $23,975 for consulting services after retirement.
4.	Consists of $2,692 of matching contributions to 401(k) Plan, $7,288 of flexible benefit plan payments and $62,500 of severance.

Equity Compensation
The following table sets forth certain information with respect to each equity award and award opportunity issued to the named executive officers during 2014.  See “Compensation, Discussion and Analysis — Elements of Compensation” for an explanation of the terms of these awards.

2014 Grants of Plan-Based Awards

Name	Grant Date	All Other Stock Awards: Number of Shares of Stock Or Units (1)	All Other Option Awards: Number of Securities Underlying Options (1)	Exercise or Base Price of Option Awards ($)	Grant Date Fair Value of Stock and Option Awards ($)
James Monroe III	—	—	—	—	—

Rebecca S. Clary	8/27/2014	100,000			399,000
	8/27/2014		40,000	3.99	95,188	(2)
	12/12/2014		40,000	2.58	61,422	(2)

L. Barbee Ponder IV	6/16/2014	100,000			410,000
	12/12/2014	3,770			9,727
	12/12/2014		40,000	2.58	61,422	(2)

Anthony J. Navarra	—	—	—	—	—

Frank J. Bell	—	—	—	—	—

(1)	Awards under our 2006 Equity Incentive Plan generally vest over a three-year period.
(2)
Represents the value of options granted as calculated in accordance with the provisions of FASB ASC Topic 718, using the Black-Scholes value at grant date of $2.38 for the August award and $1.54 for the December awards.

Outstanding Equity Awards at 2014 Fiscal Year-End
The following table reports, on an award-by-award basis, each outstanding equity award held by the named executive officers on December 31, 2014. We generally do not permit executive officers to transfer awards prior to the vesting date, and no transfers were permitted during 2014.

	Option Awards (1)					Stock Awards
Name	Option Grant Date	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable (2)	Option Exercise Price ($)	Option Expiration Date	Stock Award Grant Date	Number of Shares or Units of Stock (2)	Market Value of Shares or Units of Stock That Have Not Vested ($)
James Monroe III	11/14/2008	200,000	—	0.38	11/14/2018

Rebecca S. Clary	10/12/2010	15,000	—	1.66	10/12/2020	8/27/2014	100,000	275,000
	10/3/2011	75,000	—	0.38	10/3/2021
	11/8/2011	25,000	—	0.61	11/8/2021
	12/13/2013	13,200	26,800	1.97	12/13/2023
	8/27/2014	—	40,000	3.99	8/27/2024
	12/12/2014	—	40,000	2.58	12/12/2024

L. Barbee Ponder IV	12/13/2013	13,200	26,800	1.97	12/13/2023	6/16/2014	100,000	275,000
	7/13/2010	50,000	—	1.64	7/13/2020	12/12/2014	3,770	10,368
	12/12/2014	—	40,000	2.58	12/12/2024

Anthony J. Navarra	12/13/2013	13,200	26,800	1.97	12/13/2023			—

Frank J. Bell		—	—	—				—

(1)
Market value for shares of unvested stock and unearned equity-based incentive plan holdings is equal to the product of the closing market price of the Company’s stock at the most recent fiscal year-end of $2.75 and the number of unvested shares or units or the number of unearned equity-based incentive plan awards, as applicable.

(2)	Awards are granted pursuant to our 2006 Equity Incentive Plan and generally vest over a three-year period from the date of grant.
2014 Option Exercises and Stock Vested
The following table sets forth certain information regarding options exercised during 2014 for the named executive officers.

	Option Awards			Stock Awards
Name	Number of Shares Acquired on Exercise	Value Realized on Exercise ($)		Number of Shares Acquired on Vesting	Value Realized on Vesting ($)
James Monroe III	—	—		—	—

Rebecca S. Clary	—	—		—	—

L. Barbee Ponder IV	150,000	232,500	(1)	—	—

Anthony J. Navarra	—	—		—	—

Frank J. Bell	—	—		—	—

(1)	Exercise of options for 150,000 shares out of 200,000 granted on 7/13/2010 with an exercise price of $1.64. The sales price was $3.19 per share.

Pension Benefits
The following table sets forth certain information regarding pension benefits for the named executive officers.

Name	Plan Name	Number of Years Credited Service	Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year ($)
James Monroe III	N/A	N/A	N/A	N/A

Rebecca S. Clary	N/A	N/A	N/A	N/A

L. Barbee Ponder IV	N/A	N/A	N/A	N/A

Anthony J. Navarra	Globalstar Retirement Plan	13.4	459,423	28,436

Frank J. Bell	N/A	N/A	N/A	N/A

Estimated annual benefits payment upon retirement at normal retirement age for Mr. Navarra is $28,436. Mr. Navarra commenced payments in February 2013.
Payments Upon Termination or Change In Control
We have not entered into employment agreements with our current executive officers, including the named executive officers.  Voluntary termination of employment or retirement would not result in any payments to the named executive officers beyond the amounts each would be entitled to receive under our pension and retirement plans.  We pay life insurance premiums for all U.S.-based employees that will be paid (based on a multiple of salary) to the employee’s beneficiary upon death, in addition to an immediate payment of two weeks’ base salary.
We also have a severance allowance applicable to all U.S.-based employees if an employee is terminated due to a reduction in workforce of ten or more positions and upon the employee’s execution of a release of claims.  Under this plan, the named executive officers would receive a lump sum payment equal to six to eight week’s base salary.  Other severance, if any, is determined at the time of dismissal and is subject to negotiation.
Under our 2006 Equity Incentive Plan, if a participant dies, becomes disabled or is terminated for cause, unvested awards are forfeited.  For vested option awards, the participant or his survivor generally has 12 months to exercise.  If a participant is terminated for cause, all unexercised vested options also are forfeited.  If a change in control occurs, any unvested options outstanding would vest immediately.  A change in control occurs upon: (1) a person or group (other than us, an existing controlling stockholder, or a trustee for an employee benefit plan) acquiring beneficial ownership of 50% or more of the voting power in the election of directors; (2) upon merger or consolidation; (3) a sale of all or substantially all of our assets; or (4) the sale or exchange by the stockholders of more than 50% of our voting stock; provided however, that a change in control is not deemed to have occurred if the majority of the board of directors of the surviving company is comprised of our directors.  The Compensation Committee, in its discretion, also may take other actions to provide for the acceleration of the exercisability or vesting of other awards under the Plan prior to, upon or following a change in control.
The following table shows the amount of potential payments to the current named executive officers under the listed events, based on the assumption that the triggering event took place on December 31, 2014.

	Mr. Monroe	Ms. Clary	Mr. Ponder
Death	$-	$366,923	$396,587
Two weeks’ salary	-	6,923	7,483
Insurance proceeds	-	360,000	389,104

Termination – Reduction in Workforce	$-	$20,769	$22,448

Upon his retirement in October 2014, Mr. Navarra was eligible for payment of $49,123 for accrued unused vacation time. The Company and Mr. Navarra entered into a consulting agreement, whereby Mr. Navarra serves as a part-time consultant, assisting the Company with specifically enumerated tasks until October 2015. The principal terms of the agreement provide that: Mr. Navarra was eligible for payment under the 2014 Executive Bonus Plan as if his employment had continued through December 31, 2014 (no awards were made under this plan); Mr. Navarra receives $6,000 per month, plus up to $850 per month for insurance premiums, during the consulting period; Mr. Navarra is eligible for the 2015 Executive Bonus Plan at a rate equal to 20% of the level for senior executives; and all of Mr. Navarra’s equity awards continue to vest as scheduled during the consulting period.
EQUITY COMPENSATION PLAN INFORMATION
The following table provides information as of December 31, 2014 regarding the number of shares of Common Stock that may be issued under our equity compensation plans.

Number of securities
remaining available for
future issuance
	(a)			under Equity
	Number of securities		Weighted-average	compensation plans
	to be issued upon		exercise price of	(excluding securities
	exercise of outstanding		outstanding options,	reflected
Plan category	options, warrants and rights		warrants and rights	in column (a))
Equity compensation plans approved by security holders	8,547,403	(1)	$1.47	14,916,160	(2)

Equity compensation plans not approved by security holders	—		—	—
Total	8,547,403	(1)	$1.47	14,916,160	(2)

(1)	Consists of unvested restricted stock unit grants and unexercised options.

(2)
Consists of remaining shares of common stock available under the Amended and Restated 2006 Equity Incentive Plan at December 31, 2014.  Also includes shares issuable under our Employee Stock Purchase Plan.

OTHER INFORMATION
Independent Registered Public Accounting Firm
The accounting firm of Crowe Horwath LLP has served as our independent auditors beginning with the audit of the year ended December 31, 2005.  We have been informed that neither Crowe Horwath LLP nor any of its partners has any direct financial interest or any material indirect financial interest in Globalstar and during the past five years has no connection therewith in the capacity of promoter, underwriter, director, officer or employee.
The Audit Committee pre-approves all audit and permissible non-audit services to be provided by the independent auditors.  Non-audit services may include audit-related services, tax services and other services not prohibited by SEC rules on auditor independence.  Pre-approval is detailed as to the particular service or category of services and generally is subject to a specific budget.  The independent auditors report periodically to the Audit Committee regarding the extent of services they provided in accordance with the Committee’s pre-approvals and the fees for services performed to date.  In 2014, the Audit Committee’s pre-approval requirement was not waived for any fees or services.
Audit Fees
The aggregate fees billed by Crowe Horwath LLP for professional services rendered for the audits of our annual financial statements were $533,758 in 2014 and $524,125 in 2013.  Additionally, these fees covered other filings under the Securities Act of 1933 and the Securities Exchange Act of 1934, and services that are normally provided by the auditors in connection with statutory and regulatory fillings or engagements.

Audit-Related Fees
The aggregate fees billed by Crowe Horwath LLP for services that were reasonably related to the performance of the audit or review of our consolidated financial statements not reported under “Audit Fees” above were $17,350 in 2014 and $3,200 in 2013. These charges represent services for agreed-upon procedures required to comply with the terms of our COFACE Facility and an audit required to comply with the terms of our Cooperative Endeavor Agreement with the State of Louisiana.
Tax Fees
In 2014 and 2013, we did not pay Crowe Horwath LLP any fees for professional services rendered for tax compliance, tax advice and tax planning.
All Other Fees
Crowe Horwath LLP did not provide any products or services other than those reported in the preceding paragraphs.
Related Person Transactions, Compensation Committee Interlocks and Insider Participation
Review of Transactions
Prior to the adoption of the Related Person Transactions Policy described below, the Board reviewed and monitored any arrangements with related persons.
On April 16, 2007, the Board adopted a written policy with respect to transactions in which we participate and related persons have a material interest.  Related persons include our executive officers, directors, director nominees, beneficial owners of 5% or more of our common stock and immediate family members of these persons. Under the policy, the Audit Committee is responsible for reviewing and approving or ratifying related person transactions that exceed $120,000 per year.  Certain related person transactions have been deemed pre-approved by the Audit Committee and do not require any other approval under the policy.  If an Audit Committee member or his or her family member is involved in a related person transaction, the member will not participate in the approval or ratification of the transaction.  In instances where it is not practicable or desirable to wait until the next meeting of the Audit Committee for review of a related person transaction, the policy grants to the Chair of the Audit Committee (or, if the Chair or his or her family member is involved in the related person transaction, any other member of the Audit Committee) delegated authority to act between Audit Committee meetings for these purposes. A report of any action taken pursuant to delegated authority must be made at the next Audit Committee meeting.
For the Audit Committee to approve a related person transaction, it must be satisfied that it has been fully informed of the interests, relationships and actual or potential conflicts present in the transaction and must believe that the transaction is fair to us.  The Audit Committee also must believe, if necessary, that we have developed a plan to manage any actual or potential conflicts of interest.  The Audit Committee may ratify a related person transaction that did not receive pre-approval if it determines that there is a compelling business or legal reason for the Company to continue with the transaction, the transaction is fair to the Company and the failure to comply with the policy's pre-approval requirements was not due to fraud or deceit.
In the case of transactions involving Mr. Monroe or entities controlled by him, a special committee of the independent directors has reviewed and approved all transactions.
Reportable Related Party Transactions and Compensation Committee Interlocks and Insider Participation
Services Provided by Thermo.  We have an informal understanding with Thermo that we will reimburse Thermo for expenses incurred by Messrs. Monroe, Lynch and Roberts in connection with their services to us, including third-party out-of-pocket temporary living expenses while at our offices or traveling on our business.  For the year ended December 31, 2014, we recorded approximately $273,700 for general and administrative expenses incurred by Thermo on our behalf.  In addition, we recorded $548,400 for services provided to us by officers of Thermo that were accounted for as a contribution to capital.  Neither Thermo nor Messrs. Monroe, Lynch or Roberts receive any fees or reimbursements other than as described above or under “Director Compensation.”
Thermo Agreements.  Since June 2009, Thermo and its affiliates have also deposited $60.0 million into a contingent equity account to fulfill a condition precedent for borrowing under our Facility Agreement, purchased

$20.0 million of our 5.0% Notes, purchased $11.4 million of our 8.00% Notes Issued in 2009, provided a $2.3 million short-term loan to us (which was subsequently converted into nonvoting common stock), and loaned $37.5 million to us to fund the debt service reserve account. In connection with the restructuring of our 5.75% Notes in May 2013 and the amendment and restatement of the Facility Agreement in August 2013, we entered into several agreements and arrangements with Thermo as described below and in more detail in our Form 10-K for the fiscal years ended December 31, 2014 and 2013.
The Consent Agreement
On May 20, 2013, we entered into the Consent Agreement with Thermo and the lenders under our senior secured credit facility (the “Facility Agreement”). Pursuant to the Consent Agreement, Thermo agreed that it would make, or arrange for third parties to make, cash contributions to us in exchange for equity, subordinated convertible debt or other equity-linked securities. In accordance with the terms of the Common Stock Purchase Agreement and the Common Stock Purchase and Option Agreement discussed below, Thermo contributed a total of $65.0 million to us in exchange for 171.9 million shares of our nonvoting common stock. As of December 31, 2014, Thermo had fulfilled its obligations under the agreements.
The Common Stock Purchase Agreement
On May 20, 2013, we and Thermo entered into a Common Stock Purchase Agreement pursuant to which Thermo purchased 78.1 million shares of our common stock for $25.0 million ($0.32 per share). Thermo also agreed to purchase additional shares of common stock at $0.32 per share as and when required to fulfill its equity commitment described above to maintain our consolidated unrestricted cash balance at not less than $4.0 million until the earlier of July 31, 2013 and the closing of a restructuring of the Facility Agreement. In furtherance thereof, at the closing of the transactions contemplated by an exchange agreement, Thermo purchased an additional 15.6 million shares of common stock for an aggregate purchase price of $5.0 million. In June 2013, Thermo purchased an additional 28.1 million shares of our common stock for an aggregate purchase price of $9.0 million pursuant to the Common Stock Purchase Agreement. Pursuant to its commitment, Thermo invested a further $6.0 million in July 2013 and $6.5 million in August 2013, on terms later determined and approved by a special committee of the Board consisting solely of our unaffiliated directors.
The Common Stock Purchase and Option Agreement
On October 14, 2013, we and Thermo entered into a Common Stock Purchase and Option Agreement pursuant to which Thermo agreed to purchase 11.5 million shares of our nonvoting common stock at a purchase price of $0.52 per share in exchange for the $6.0 million invested in July 2013 and an additional $20 million, or 38,461,538 shares, of which $6.5 million was invested in August 2013 and the remaining $13.5 million was invested under the First Option, described below. The Common Stock Purchase and Option Agreement also granted us a First Option and a Second Option, as defined in the agreement, to sell to Thermo up to $13.5 million and $11.5 million, respectively, of nonvoting common stock, as and when exercised by the special committee through November 28, 2013 and December 31, 2013, respectively. The First Option to sell up to $13.5 million in shares to Thermo was at a purchase price of $0.52 per share. In November 2013, we exercised the First Option, and on December 27, 2013 Thermo purchased 26.0 million shares of common stock at a purchase price of $0.52 per share for a total additional investment of $13.5 million. The Second Option to sell up to $11.5 million in shares to Thermo was at a price equal to 85% of the average closing price of the voting common stock during the ten trading days immediately preceding the date of the special committee’s request. In November 2013, the special committee amended the Common Stock Purchase and Option Agreement to defer the expiration date of the Second Option to March 31, 2014. The Second Option was not exercised and expired in March 2014.
Amended and Restated Loan Agreement
In July 2013, we and Thermo entered into an Amended and Restated Loan Agreement. As a result of this transaction, we were required to record this Loan Agreement initially at fair value as the amendment and restatement of the Loan Agreement was considered to be an extinguishment of debt. As of the amendment and restatement date the fair value of the Loan Agreement was $120.1 million. We recorded a loss on extinguishment of debt of $66.1 million in our condensed consolidated statement of operations for the third quarter of 2013. We computed this loss as the difference between the fair value of the debt, as amended and restated, and its carrying value just prior to amendment and restatement.

The terms of the Consent Agreement, the Amended and Restated Loan Agreement, the Common Stock Purchase Agreement and the Common Stock Purchase and Option Agreement were approved by a special committee of the Board consisting solely of unaffiliated directors. The committee, which was represented by independent legal counsel, determined that the terms of these agreements were fair and in the best interests of the Company and its stockholders.
Other Relationships.  Messrs. Hasler and McIntyre are directors of ET Water, a privately held company of which Mr. McIntyre is the current Chairman and Chief Executive Officer. Mr. Monroe serves as Chairman of the Compensation Committee.
Stockholder Proposals at the 2016 Annual Meeting
In order for any stockholder proposal to be eligible for inclusion in our proxy statement and on our proxy card for the 2016 Annual Meeting of Stockholders, it must be received by our Director of Investor Relations at the address in the paragraph immediately following this one not later than December 18, 2015.  The proxy card we distribute for the 2016 Annual Meeting of Stockholders may include discretionary authority to vote on any matter that is presented to stockholders at that meeting (other than by the Board) if we do not receive notice of the matter at this address by December 18, 2015.
Householding
Under SEC rules, only one annual report, proxy statement or Notice of Internet Availability of Proxy Materials, as applicable, need be sent to any household at which two or more of our stockholders reside if they appear to be members of the same family and contrary instructions have not been received from an affected stockholder.  This procedure, referred to as householding, reduces the volume of duplicate information stockholders receive and reduces mailing and printing expenses for us.  Brokers with accountholders who are our stockholders may be householding these materials.  Once you have received notice from your broker that it will be householding communications to your address, householding will continue until you are notified otherwise or until you revoke your consent.  If, now or at any time in the future, you no longer wish to participate in householding and would like to receive a separate annual report, proxy statement or Notice of Internet Availability of Proxy Materials, or if you currently receive multiple copies of these documents at your address and would prefer that the communications be householded, you should contact us at investorrelations@globalstar.com or Globalstar, Inc., Attention: Investor Relations, 300 Holiday Square Blvd., Covington, Louisiana 70433. You may also call the Investor Relations Department at (985) 335‑1538.
Requests for Certain Documents
We file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission (the “SEC”).  You may read and copy any document we file with the SEC at the SEC’s public reference room at 100 F Street, NE, Washington, DC 20549.  Please call the SEC at 1-800-SEC-0330 for information on the public reference room.  The SEC maintains an internet site that contains annual, quarterly and current reports, proxy and information statements and other information that issuers (including Globalstar) file electronically with the SEC.  Our electronic SEC filings are available to the public at the SEC’s internet site, www.sec.gov.
We make available free of charge financial information, news releases, SEC filings, including our annual report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to these reports as soon as reasonably practical after we electronically file such material with, or furnish it to, the SEC, on our website at www.globalstar.com.  The documents available on, and the contents of, our website are not incorporated by reference into this proxy statement. You may request a copy of these documents by contacting us at Globalstar, Inc., Attention: Investor Relations, 300 Holiday Square Blvd., Covington, Louisiana 70433.

By order of the Board of Directors,

Richard S. Roberts, Corporate Secretary
Covington, Louisiana
April 17, 2015

GLOBALSTAR, INC.
300 HOLIDAY SQUARE BLVD.
COVINGTON, LA 70433

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

The Board of Directors recommends you vote FOR the following:

1. Election of Directors

Nominees	**For**	**Against**	**Abstain**
1 William A. Hasler	☐	☐	☐
2 James Monroe III	☐	☐	☐

The Board of Directors recommends you vote FOR proposals 2 and 3.

	For	**Against**	**Abstain**
2 Ratify the selection of Crowe Horwath LLP as the Company's independent certified public accounting firm for the year ending December 31, 2015.	☐	☐	☐
3 Consider any other matters that may properly be brought before the meeting.	☐	☐	☐

For address change/comments, mark here. ☐
(see reverse for instructions)

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

0000244842_1 R1.0.0.51160

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Annual Report, Notice & Proxy Statement is/are available at www.proxyvote.com .

GLOBALSTAR, INC.
Annual Meeting of Stockholders
May 28, 2015 10:00 AM
This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint(s) Sara A. Petitto and Rebecca S. Clary, or either of them, as proxies, each with the power to appoint her substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of GLOBALSTAR, INC. that the Stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 10:00 AM, CDT on 5/28/2015, at GLOBALSTAR, INC. 300 Holiday Square Blvd. Covington, LA 70433, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Address change/comments:

____

____

____

(If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.)

Continued and to be signed on reverse side

0000244842_2 R1.0.0.51160

*** Exercise Your *Right* to Vote ***

GLOBALSTAR, INC.

GLOBALSTAR, INC.
300 HOLIDAY SQUARE BLVD.
COVINGTON, LA 70433

Meeting Information

Meeting Type: Annual Meeting
For holders as of: April 08, 2015
Date: May 28, 2015 **Time:** 10:00 AM CDT
Location: GLOBALSTAR, INC.
300 Holiday Square Blvd.
Covington, LA 70433

You are receiving this communication because you hold shares in the above named company.

This is not a ballot. You cannot use this notice to vote these shares. This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. You may view the proxy materials online at *www.proxyvote.com* or easily request a paper copy (see reverse side).

We encourage you to access and review all of the important information contained in the proxy materials before voting.

See the reverse side of this notice to obtain proxy materials and voting instructions.

0000244841_1 R1.0.0.51160

— Before You Vote —

How to Access the Proxy Materials

Proxy Materials Available to VIEW or RECEIVE:

1. Annual Report   2. Notice & Proxy Statement

How to View Online:

Have the information that is printed in the box marked by the arrow → XXXX XXXX XXXX XXXX (located on the following page) and visit: *www.proxyvote.com*.

How to Request and Receive a PAPER or E-MAIL Copy:

If you want to receive a paper or e-mail copy of these documents, you must request one. There is NO charge for requesting a copy. Please choose one of the following methods to make your request:

1) *BY INTERNET*: www.proxyvote.com
2) *BY TELEPHONE*: 1-800-579-1639
3) *BY E-MAIL**: sendmaterial@proxyvote.com

* If requesting materials by e-mail, please send a blank e-mail with the information that is printed in the box marked by the arrow → XXXX XXXX XXXX XXXX (located on the following page) in the subject line.

Requests, instructions and other inquiries sent to this e-mail address will **NOT** be forwarded to your investment advisor. Please make the request as instructed above on or before May 14, 2015 to facilitate timely delivery.

— How To Vote —

Please Choose One of the Following Voting Methods

Vote In Person: Many shareholder meetings have attendance requirements including, but not limited to, the possession of an attendance ticket issued by the entity holding the meeting. Please check the meeting materials for any special requirements for meeting attendance. At the meeting, you will need to request a ballot to vote these shares.

Vote By Internet: To vote now by Internet, go to *www.proxyvote.com*. Have the information that is printed in the box marked by the arrow → XXXX XXXX XXXX XXXX available and follow the instructions.

Vote By Mail: You can vote by mail by requesting a paper copy of the materials, which will include a proxy card.

0000244841_2 R1.0.0.51160

Voting items

The Board of Directors recommends you vote FOR the following:

1. Election of Directors

Nominees

1 William A. Hasler

2 James Monroe III

The Board of Directors recommends you vote FOR proposals 2 and 3.

0000244841_3 R1.0.0.51160